NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2013 Financial Results and Provides Operations Update

Corpus Christi, TX, October 15, 2013 - Uranium Energy Corp (NYSE MKT: UEC, the "Company") is pleased to report financial and operational results for the fourth quarter and for the fiscal year ended July 31, 2013. Major highlights include the following:

  Fiscal-Year Sales of 220,000 Pounds U3O8 Generated Revenues of $9.0 Million: For the fiscal year, a total of 220,000 pounds of U3O8 were sold at an average sales price of $41 per pound for gross proceeds of $9.0 million, with an average cash cost(1) per pound sold of $26 excluding royalties. During the fourth quarter, the Company completed its fourth uranium sale of 50,000 pounds of U3O8 at $40 per pound for gross proceeds of $2.0 million, with a cash cost(1) per pound sold of $25 excluding royalties;

  Hobson Processed 194,000 Pounds U3O8: During the fiscal year ended July 31, 2013, a total of 194,000 pounds of U3O8 were dried and drummed at the Hobson processing facility;

  The Goliad ISR Project Continues to Advance: The fully-permitted Goliad ISR Project continues to advance with previously ordered processing equipment scheduled to arrive in November 2013. The recovery of uranium is set to be available to come online in fiscal 2014;

  Palangana Project Expansion: Production Area-3 commenced uranium recovery in December 2012. Production Area-4 is targeted to be fully permitted with uranium recovery available to commence in fiscal 2014, while permitting at Production Areas-5 and 6 continues;

  Initial Resource Established at Burke Hollow Project in South Texas: The Company reported an NI 43-101 compliant Inferred Resource of 2.89 million pounds of U3O8 and an additional exploration target of up to 7.2 million pounds of U3O8. The mine permit application is targeted to be submitted to the Texas Commission on Environmental Quality by early 2014; and

  The Company's Balance Sheet Remains Strong: As of July 31, 2013, the Company had $14.2 million of cash in the treasury and 27,000 pounds of U3O8 available for sale in inventory with a market value of approximately $0.9 million. A further $10 million in cash is available through draw-downs on a Credit Facility.

President and CEO Amir Adnani stated, "We are continuing to make progress with our growth strategy in South Texas while maintaining a strong balance sheet and financial flexibility.  The Company's scalable hub-and-spoke strategy is a confirmed model for increasing uranium extraction and maintaining a low-cost profile. We are executing on this plan with the Goliad, Burke Hollow, Palangana and additional South Texas expansion projects."

Goliad ISR Project

In December 2012, EPA concurrence was received for an Aquifer Exemption, which was the last and final permit needed to begin uranium extraction. A three-phase electrical power system for the entire project and a large caliche site pad for the main plant complex and disposal well have been constructed. Long-

lead items for processing equipment and supplies for the construction of the satellite facility and wellfield have been ordered and are scheduled to arrive in November 2013. The project is on budget, and uranium extraction is set to be available to come online in fiscal 2014.

Palangana Mine Update

During the fourth quarter, the Palangana Mine recovered 37,000 pounds of U3O8, for a total of 183,000 pounds of U3O8 delivered to Hobson for processing during the fiscal year ended July 31, 2013. During the fourth quarter, the Hobson processing facility processed 40,000 pounds of U3O8, for a total 194,000 pounds of U3O8 processed during the fiscal year ended July 31, 2013.

Since the commencement of uranium extraction to July 31, 2013, a total of 517,000 pounds of U3O8 have been dried and drummed. At July 31, 2013, the Company had 27,000 pounds of U3O8 available for sale in inventory, with a market value of approximately $0.9 million.

Palangana Mine - Project Expansion

At Production Area-4, all monitor wells were sampled for baseline parameters and a pumping test was completed.  Production Area-4 is targeted to be fully permitted and uranium extraction is set to be available to commence in fiscal year 2014.

At Production Area-5, a mine permit application and aquifer exemption amendment application were submitted to the Texas Commission on Environmental Quality (TCEQ) in May 2013. Both applications have been acknowledged as administratively complete and are under technical review.

At Production Area-6, mine permit, Radioactive Material License and aquifer exemption amendment applications were submitted to the TCEQ in May 2013. All three applications have been acknowledged as administratively complete and are under technical review.

Burke Hollow ISR Project Exploration Update

In February 2013, the Company published an NI 43-101 technical report for the Burke Hollow ISR Project disclosing an inferred resource estimate of 2.89 million pounds of U3O8 with an average grade of 0.047% U3O8.  In addition, the technical report disclosed two exploration targets potentially containing 1.8 to 7.2 million pounds of U3O8 at a grade range of 0.03% to 0.06% U3O8.

During Fiscal 2013, 179 exploration holes totaling 75,800 feet were drilled at the Burke Hollow Project to depths ranging from a minimum 240 feet to a maximum 940 feet, with an average depth of 423 feet. As of July 31, 2013, a total of 292 exploration holes totaling 137,000 feet have been drilled to depths ranging from a minimum 160 feet to a maximum of 940 feet, with an average depth of 466 feet.

Only 30% of the Burke Hollow land package has been explored to date and the Company is planning an 80-hole delineation and extension drill program.  Coring, bottle roll tests and metallurgical analysis will follow with an updated NI 43-101 report for Burke Hollow.  The mine permit and radioactive material license applications are targeted to be submitted to the TCEQ by early 2014.

Paraguay ISR Project Update

Oviedo Project

In October 2012, the Company announced an NI 43-101 Exploration Target of 23 to 56 million pounds of U3O8 for the Oviedo Project located in eastern Paraguay. The report was generated by a 10,000-meter drilling program, a detailed carborne radiometric survey, Landsat-based structural and geochemical analysis, surface mapping, sampling and other exploration efforts conducted by the Company, coupled with the compilation of historic exploration work by Crescent Resources and The Anschutz Corporation.

Colorado Update

Slick Rock Project

In January 2013, the Company announced a mineral resource for the Slick Rock Project located in San Miguel County, Colorado consisting of an NI 43-101-compliant Inferred Resource of 4.6 million pounds of U3O8 at grades averaging 0.296%.

Key Personnel Appointment

In December 2012, the Company announced the appointment of former United States Energy Secretary Spencer Abraham as Chairman of the Company's Advisory Board.  Spencer Abraham served as a U.S. Senator from Michigan from 1995 to 2001 and served as Secretary of Energy from 2001 to 2005. Since 2005, Abraham has been the Chairman and Chief Executive Officer of The Abraham Group, an international strategic consulting firm based in Washington, D.C. Abraham is an alumnus of Michigan State University and Harvard Law School. He currently serves on the board of Occidental Petroleum Corp. and was previously Chairman of Areva, Inc., the North American subsidiary of AREVA.

Credit Facility

In July 2013, the Company entered into a $20.0 million senior secured Credit Facility with Sprott Resource Lending Partnership and CEF (Capital Markets) Limited. Under the Credit Facility, the Company received initial funding in the amount of $10.0 million, with an additional $5.0 million available for draw-down pursuant to a second advance, and a further additional $5.0 million available for draw-down pursuant to a third advance, in each case in accordance with the terms of the Credit Agreement.

The Company is utilizing the proceeds of the Credit Facility for the development, operation and maintenance of its Hobson, Goliad and Palangana projects and for working capital purposes.

Financial Review

The following is a financial review of the Company for the three and twelve months ended July 31, 2013, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-K filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations: Three Months Ended July 31, 2013

During the three months ended July 31, 2013, the Company recorded revenue of $2.0 million resulting from the sale of 50,000 pounds of U3O8 at an average sales price of $40 per pound. Cash and non-cash cost of sales, including royalties of $0.2 million and before an inventory write-down of $0.4 million, totaled $1.8 million or an average of $36 per pound (cash cost(1) per pound sold of $25 excluding royalties and an inventory write-down), resulting in a gross profit of $0.2 million. Cost of sales totaled $2.2 million, including an inventory write-down of $0.4 million to net realizable value, resulting in a negative gross margin of $0.2 million.

During the three months ended July 31, 2012, the Company recorded revenue of $7.5 million resulting from the sale of 150,000 pounds of U3O8 at an average sales price of $50 per pound. Cash and non-cash cost of sales, including royalties of $1.0 million, totaled $4.9 million or an average of $33 per pound (cash cost(1) per pound sold of $21 excluding royalties), resulting in a gross profit of $2.6 million.

During the three months ended July 31, 2013, the Company recorded a net loss of $5.1 million or $0.06 per share (2012 Q4: $4.8 million or $0.06 per share). Expenses totaled $4.8 million (2012 Q4: $7.0 million) and include $1.9 million (2012 Q4: $4.0 million) for mineral property expenditures, $2.6 million (2012 Q4: $2.7 million) for general and administrative and $0.3 million (2012 Q4: $0.3 million) for depreciation, amortization and accretion.

Results of Operations: Fiscal Year Ended July 31, 2013

During the fiscal year ended July 31, 2013, the Company recorded revenue of $9.0 million resulting from the sale of 220,000 pounds of U3O8 at an average sales price of $41 per pound. Cash and non-cash cost of sales, including royalties of $1.0 million but before an inventory write-down of $0.4 million, totaled $8.0 million or an average of $36 per pound (cash cost(1) per pound sold of $26 excluding royalties and an inventory write-down), resulting in a gross profit of $1.0 million. Cost of sales totaled $8.4 million, including an inventory write-down of $0.4 million to net realizable value, resulting in a gross profit of $0.6 million.

During the fiscal year ended July 31, 2012, the Company recorded revenue of $13.8 million resulting from the sale of 270,000 pounds of U3O8 at an average sales price of $51 per pound. Cash and non-cash cost of sales, including royalties of $1.7 million, totaled $8.1 million or an average of $30 per pound (cash cost(1) per pound sold of $18 excluding royalties), resulting in a gross profit of $5.6 million.

During the fiscal year ended July 31, 2013, the Company recorded a net loss of $21.9 million or $0.26 per share (Fiscal 2012: $25.1 million or $0.32 per share). Expenses totaled $22.4 million (Fiscal 2012: $30.3 million) and include $10.0 million (Fiscal 2012: $14.9 million) for mineral property expenditures, $10.8 million (Fiscal 2012: $14.1 million) for general and administrative and $1.6 million (Fiscal 2012: $1.3 million) for depreciation, amortization and accretion.

  Cash costs are key indicators not defined under U.S. GAAP and are non-GAAP measures. Cash costs exclude an inventory write-down recorded during the three months ended July 31, 2013 and non-cash components comprised of depreciation, depletion and stock-based compensation.

Liquidity

Net cash used in operating activities for the fiscal year ended July 31, 2013 was $19.3 million (Fiscal 2012: $19.2 million). Net cash provided by financing activities was $9.4 million (Fiscal 2012: $20.2 million). Net cash used in investing activities was $0.9 million (Fiscal 2012: $6.7 million). At July 31, 2013, the Company had cash and cash equivalents of $14.2 million and working capital of $10.9 million.

Uranium Market Update

Nuclear generation in the United States was about 771 billion kilowatt-hours in 2012, representing 19.0% of the country's total electrical generation. The U.S. remains the world's largest consumer of uranium with the U.S. Energy Information Administration showing over 50 million pounds of U3O8 loaded into U.S. reactors in their most recent annual data. However, domestic production was only 4.2 million pounds in 2012. As of July 2013, the operating U.S. reactor fleet stands at 100 reactors, and there are 5 new commercial reactors currently in various stages of construction (Vogtle 3 & 4, Summer 2 & 3 and Watts Bar 2).

With the world's population exceeding 7 billion people and growing, the need for electricity is rising and is an important driver for the projected long-term increase in uranium demand. Planned reactor growth in countries like China, South Korea, United Arab Emirates, India, Saudi Arabia, Russia and others are testimony to the overall confidence in nuclear power to provide safe, economical, carbon-free energy as part of their supply mix. Currently, the World Nuclear Association shows 432 reactors operating, 68 new reactors under construction, 162 reactors planned or on order and another 316 proposed. Translated into uranium demand, UxC projects an increase from about 171 million pounds in 2013 to over 207 million pounds in 2020 and about 262 million pounds by 2027.

Japan's Fukushima Daiichi accident, occurring as a result of the March 11, 2011 earthquake and subsequent tsunami, continues to have a substantial impact on the nuclear industry. While new safety programs are being implemented from lessons learned at Fukushima, Japan's nuclear fleet remains largely offline and is contributing to a near-term oversupply condition in the uranium market. Since the event, uranium spot market prices have fallen over 50% from $73.00 per pound to $34.50 per pound at the end of July 2013. Long Term prices have also weakened, dropping from the $73.00 per pound into the $54.00 per pound area. By the end of 2012, the price drop had resulted in the deferral or cancellation of several large uranium projects, removing 27 million pounds of supply that was projected to be online by 2021. We believe this further exacerbates the growing longer-term gap between production and consumption and is likely to increase the prospects for an eventual strong rebound in uranium prices.

World reactor requirements were about 174 million pounds in 2012, exceeding the 152 million pounds of total production by about 22 million pounds. Absent new production, this disparity could be expected to become more pronounced, with the gap increasing to near 50 million pounds by 2020 (UxC Uranium Market Outlook Q3-2013). So far, the gap between primary production and reactor demand is being filled with secondary market sources. This includes the U.S. DOE excess uranium inventories and the approximately 24 million pound per year Russian/U.S. Megatons to Megawatts (HEU) agreement that expires in November 2013.

Fifty percent of current global production costs are higher than the current spot price of approximately $35 per pound. Industry analysts project a minimum acceptable price to encourage new hard-rock production of over $80 per pound.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the operating Palangana in-situ recovery mine and the Goliad in-situ recovery project which is currently in construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

In the Company's subject technical report all tonnages, grade, and contained pounds of uranium should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured). The potential quantities and grades, as stated in the technical report, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in the discovery of an economic mineral resource on the project.

In the Company's Burke Hollow and Oviedo technical reports, all tonnages, grade and contained pounds for U3O8 exploration targets should not be construed to reflect a calculated mineral resource (inferred, indicated, or measured).  The potential quantities and grades, as stated in the technical report, are conceptual in nature and there has been insufficient work to date to define a NI 43-101 compliant resource.  Furthermore, it is uncertain if additional exploration will result in the discovery of an economic U3O8 mineral resource on the project.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.